Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the NetChannel Inc. 1997 Stock Option Plan of our report dated September 10, 1997, with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.




                                               /S/ ERNST & YOUNG LLP
                                               Ernst & Young LLP


Vienna, Virginia
August 3, 1998


                                  Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the NetChannel Inc. 1997 Stock Option Plan of our report dated March 26, 1998, with respect to the financial statements of Interactive Services Division of CompuServe Corporation for the year ended April 30, 1997, included in its Current Report on Form 8-K/A dated April 17, 1998, filed with the Securities and Exchange Commission.




                                               /S/ ERNST & YOUNG LLP
                                               Ernst & Young LLP


Columbus, Ohio
August 3, 1998